UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 12, 2018

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 2.02.           Results of Operations and Financial Condition

Although the results of operations of Daseke, Inc. (“we,” “us” or “our”) as of and for the three months and year ended December 31, 2017 are not yet final, based on the information currently available, we estimate, on a preliminary and unaudited basis, that:

•                  Revenue for the three months ended December 31, 2017 will be between $250 million and $260 million, as compared to $150.4 million for the same period in 2016, and revenue for the year ended December 31, 2017 will be between $840 million and $850 million, as compared to $651.8 million for the year ended December 31, 2016, with both increases primarily attributable to our acquisitions in 2017. We estimate that our acquisition-adjusted revenue (which gives effect to our acquisitions in 2017 as though each acquisition was completed on January 1, 2017)(1) for the year ended December 31, 2017 will be approximately $1.3 billion.

•                  Net income for the three months ended December 31, 2017 will be between $38 million and $40 million, as compared to a net loss of $10.8 million for the same period in 2016. We estimate that net income for the year ended December 31, 2017 will be between $27 million and $29 million, as compared to a net loss of $12.3 million for the year ended December 31, 2016. The change in both periods is primarily attributable to a substantial tax benefit resulting from recently enacted legislation commonly referred to as the “Tax Cuts and Jobs Act” (the “TCJA”) and our acquisitions in 2017. We estimate that our acquisition-adjusted net income (which gives effect to our acquisitions in 2017 as though each acquisition was completed on January 1, 2017) for the year ended December 31, 2017 will be between $39 million and $41 million. The TCJA includes significant changes to the taxation of business entities. These changes include, among others, a permanent reduction to the corporate income tax rate. Such rate reduction, however, could be offset by other changes intended to broaden the tax base (for example, by imposing significant additional limitations on the deductibility of interest expense and limiting the ability to deduct net operating losses). Our estimated net income for the three months ended December 31, 2017 and for the year ended December 31, 2017 is based on our current evaluation of the TCJA. We continue to examine the impact the TCJA may have on us, and our actual net income for the three months ended December 31, 2017 and for the year ended December 31, 2017 may be higher or lower than such estimate as a result of the TCJA.

•                  Adjusted EBITDA for the three months ended December 31, 2017 will be between $21 million and $23 million, as compared to $15.3 million for the same period in 2016, and Adjusted EBITDA for the year ended December 31, 2017 will be between $90 million and $92 million, as compared to $88.2 million for the year ended December 31, 2016, with the increases primarily attributable to our acquisitions in 2017. We estimate that our acquisition-adjusted Adjusted EBITDA (which gives effect to our acquisitions in 2017 as though each acquisition was completed on January 1, 2017) for the year ended December 31, 2017 will be between $140 million and $142 million.(2)

(1)         Figures presented herein that give effect to our acquisitions in 2017 and “acquisition-adjusted” figures have not been derived in accordance with Article 11 of Regulation S-X and may differ materially from pro forma financial information prepared in compliance with Article 11 of Regulation S-X. To give effect to our completed acquisitions in 2017, we add (a) our actual revenue, net income (loss) or Adjusted EBITDA, as applicable, for the applicable measurement period and (b) the actual revenue, net income (loss) or Adjusted EBITDA, as applicable, of each company acquired in 2017 for the period beginning on the first day of the applicable measurement period and ending on the date of Daseke’s acquisition, based on the acquired company’s unaudited internal financial statements for the period prior to Daseke’s acquisition date. These adjusted amounts (i) have not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information, (ii) do not reflect any pro forma adjustments, (iii) are presented for informational purposes only, (iv) are not necessarily indicative of what our results of operations would have been had such acquisitions been completed on the first day of the applicable measurement period, and (v) do not purport to project our future operating results.  We therefore caution you not to place undue reliance on the amounts included herein that give effect to our completed acquisitions in 2017 or that are “acquisition adjusted.”

(2)         Acquisition-adjusted net income of between $39 million and $41 million plus: depreciation and amortization of $105 million, net interest expense of $37 million, acquisition-related transaction expenses of $4 million, stock-based compensation of $2 million and expenses related to our February 2017 business combination (the “Business Combination” and related transactions of $2 million, and minus benefit for income taxes of $49 million, results in acquisition-adjusted Adjusted EBITDA of between $140 million and $142 million for the year ended December 31, 2017.

•                  Free cash flow (which we define as Adjusted EBITDA less net capital expenditures, which are capital expenditures less proceeds from equipment sales) for the year ended December 31, 2017 will be between $54 million and $55 million, as compared to $56.6 million for the year ended December 31, 2016.

•                  As of December 31, 2017, our cash and cash equivalents were approximately $92 million.

•                  For the year ended December 31, 2017, the Flatbed Solutions segment and the Specialized Solutions segment generated approximately 43% and 57%, respectively, of our total revenue, after giving effect to our acquisitions in 2017 as though each acquisition was completed on January 1, 2017. We estimate that for the year ended December 31, 2017, approximately 49% of our freight, logistics and brokerage revenue was derived from company-owned equipment and approximately 51% was derived from asset-light services, after giving effect to our acquisitions in 2017 as though each acquisition was completed on January 1, 2017.

In the transportation industry, results of operations generally show a seasonal pattern, and Daseke’s fourth quarter financial results are often lower than third quarter financial results. Productivity decreases during the winter season because inclement weather impedes operations and some shippers reduce their shipments during the winter. At the same time, operating expenses increase due to, among other things, a decline in fuel efficiency because of engine idling and harsh weather that creates higher accident frequency, increased claims and higher equipment repair expenditures.

We have prepared the preliminary selected financial information for the fourth quarter ended December 31, 2017 and for the year ended December 31, 2017 in good faith based upon our internal reporting as of and for the three months and year ended December 31, 2017.  These estimated ranges are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results for the three months and year ended December 31, 2017. We are in the process of completing our customary quarterly close and review procedures as of and for the three months and year ended December 31, 2017, and there can be no assurance that our final results for this period will not differ from these estimates.  During the course of the preparation and audit of our consolidated financial statements and related notes as of and for the year ended December 31, 2017, we or our independent auditors may identify items that could cause our final reported results to be materially different from the preliminary financial estimates presented herein.  Important factors that could cause actual results to differ from our preliminary estimates are set forth in “Risk Factors—Risk Factors Relating to Daseke’s Business and Industry” beginning on page 63 of the definitive proxy statement of Hennessy Capital Acquisition Corp. II dated February 6, 2017 and “Risk Factors” beginning on page 6 of our Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on March 16, 2017 and amended on May 4, 2017.

The preliminary selected financial information presented herein should not be viewed as a substitute for full and complete consolidated financial statements prepared in accordance with GAAP.  In addition, this preliminary selected financial information for the three months and year ended December 31, 2017 is not necessarily indicative of the results to be achieved for any future period.  The preliminary selected financial information has been prepared by and is the responsibility of management, and the preliminary selected financial information presented above has not been audited, reviewed or compiled by our independent registered public accounting firm.  Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

As of December 31, 2017, we had $498 million of borrowings outstanding under our term loan facility. In addition to our term loan facility, we have a senior secured asset-based revolving credit facility in an aggregate maximum credit amount equal to $70.0 million (subject to availability under a borrowing base and which could increase from time to time pursuant to an uncommitted accordion by an aggregate amount for all such increases of up to $30 million). As of December 31, 2017, we had no borrowings and $11.5 million in letters of credit outstanding under such revolving credit facility. Also, as of December 31, 2017, we had approximately $132 million of equipment debt and capital leases.

Adjusted EBITDA and free cash flow are non-GAAP financial measures. We use Adjusted EBITDA and free cash flow as supplements to our GAAP results in evaluating certain aspects of our business, as described below. We define Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, including other fees and charges associated with indebtedness, net of interest income, (iii) income taxes, (iv) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) non-cash impairments, (vi) losses (gains) on sales of defective revenue equipment out of the normal replacement cycle, (vii) impairments related to defective revenue equipment sold out of the normal replacement cycle, (viii) initial public offering-related expenses (which offering was withdrawn at the end of 2015), (ix) expenses related to the Business Combination, (x) non-cash stock and equity-compensation expense and (xi) accounting charges resulting from accounting for the possible earnout pursuant to the Merger Agreement. We define free cash flow as Adjusted EBITDA less net capital expenditures (capital expenditures less proceeds from equipment sales).

Our board of directors and executive management team use Adjusted EBITDA as a key measure of our performance and for business planning. Adjusted EBITDA assists us in comparing our operating performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that, in our opinion, do not reflect our core operating performance. Adjusted EBITDA also allows us to more effectively evaluate our operating performance by allowing us to compare the results of operations against our peers without regard to our or our peers’ financing method or capital structure. Our method of computing Adjusted EBITDA is substantially consistent with that used in our debt covenants and also is routinely reviewed by our management for that purpose. We believe our presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that we use internally for purposes of assessing our core operating performance. However, Adjusted EBITDA is not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures such as Adjusted EBITDA. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in our industry may define Adjusted EBITDA differently than we do, and as a result, it may be difficult to use Adjusted EBITDA, or similarly named non-GAAP measures that other companies may use, to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA supplementally.

Our board of directors and executive management team use free cash flow to assess our performance and ability to fund operations and make additional investments. Free cash flow represents the cash that our business generates from operations, before taking into account cash movements that are non-operational. We believes our presentation of free cash flow is useful because it is one of several indicators of our ability to service debt, make investments and/or return capital to its stockholders. We also believe that free cash flow is one of several benchmarks used by investors and industry analysts for comparison of performance in its industry, although our measure of free cash flow may not be directly comparable to similar measures reported by other companies. Furthermore, free cash flow is not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures such as free cash flow. Accordingly, free cash flow should not be considered a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by relying primarily on Daseke’s GAAP results and using free cash flow supplementally.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss) for the three months ended December 31, 2017 (estimated) and 2016 (actual) and a reconciliation of Adjusted EBITDA and free cash flow to net income (loss) for the year ended December 31, 2017 (estimated) and 2016 (actual):

	Three Months Ended December 31,			Year Ended December 31,
	2017		2016	2017		2016
(In millions)	Low	High	Actual	Low	High	Actual
Net income (loss)	$38	$40	$(11.0)	$27	$29	$(12.3)
Depreciation and amortization	23	23	17.0	77	77	67.5
Net Interest expense	8	8	5.6	33	33	23.0
Income tax (benefit) provision	(50)	(50)	(0.4)	(54)	(54)	0.2
Acquisition-related transaction expenses	1	1	0.1	3	3	0.3
Impairment of equipment	—	—	0.8	—	—	2.0
Withdrawn initial public offering-related expenses	—	—	0.0	—	—	3.1
Gain on sales of defective revenue equipment out of the normal replacement cycle	—	—	—	—	—	0.7
Impairment on sales of defective revenue equipment out of the normal replacement cycle	—	—	—	—	—	0.2
Expenses related to the Business Combination and related transactions	—	—	3.2	2	2	3.5
Non-cash stock and equity-compensation expense	1	1	—	2	2	—
Adjusted EBITDA	$21	$23	$15.3	$90	$92	$88.2
Net capital expenditures				36	37	31.7
Free cash flow				$54	$55	$56.6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DASEKE, INC.

February 12, 2018	By:	/s/ Angie J. Moss
	Name:	Angie J. Moss
	Title:	Senior Vice President, Chief Accounting Officer, Corporate Controller, and Assistant Secretary